UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TIME WARNER CABLE INTERNET HOLDINGS II LLC

(Exact name of registrant as specified in its charter)

Delaware	46-1045620
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Columbus Circle New York, New York	10023
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5 1/4% Senior Notes due 2042	New York Stock Exchange
5 3/4% Senior Notes due 2031	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-173760

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

On May 20, 2011, Time Warner Cable Inc. (“TWC”) filed a registration statement on Form 8-A (the “2011 Form 8-A”) with the Securities and Exchange Commission (the “SEC”) to register its 5 3/4% Senior Notes due 2031 (the “2031 Notes”) under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and on June 21, 2012, TWC filed a registration statement on Form 8-A (the “2012 Form 8-A” and, together with the 2011 Form 8-A, the “Original Forms 8-A”) with the SEC to register its 5 1/4% Senior Notes due 2042 (collectively with the 2031 Notes, the “Debt Securities”) under Section 12(b) of the Exchange Act.

On September 30, 2012, Time Warner Entertainment Company, L.P. (“TWE”), a guarantor of the Debt Securities and an indirect wholly owned subsidiary of TWC, merged with and into Time Warner Cable Enterprises LLC (“TWCE”), a Delaware limited liability company and an indirect wholly owned subsidiary of TWC, with TWCE as the surviving entity (the “Merger”).

In connection with the Merger, TWC, TWCE, TW NY Cable Holding Inc. (“TW NY”), Time Warner Cable Internet Holdings II LLC (the “Registrant”) and the Bank of New York Mellon, as trustee (the “Trustee”) entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of September 30, 2012, to the Indenture, dated as of April 9, 2007, as supplemented by the First Supplemental Indenture, dated as of April 9, 2007, by and among TWC, TWE, TWNY and the Trustee (as supplemented, the “Indenture”). Pursuant to the Second Supplemental Indenture, the Registrant has been added as a guarantor under the Indenture and the securities issued thereunder, including the Debt Securities.

This Form 8-A is being filed solely to reflect the addition of the Registrant as a guarantor under the Indenture and the securities issued thereunder and supplement the information contained in the Original Forms 8-A. The descriptions of the Debt Securities in the Original Forms 8-A otherwise remain in effect.

Item 2.	Exhibits.

1.1	Indenture, dated April 9, 2007 among TWC, TW NY, TWE and the Trustee, as supplemented by the first supplemental indenture, dated as of April 9, 2007 (incorporated herein by reference to Exhibit 4.1 to TWC’s Current Report on Form 8-K, dated April 9, 2007 and filed on April 9, 2007 (File No. 001-33335)).

1.2	Second Supplemental Indenture, dated as of September 30, 2012 among TWC, TW NY, TWCE, the Registrant and the Trustee (incorporated herein by reference to Exhibit 4.1 to TWC’s Current Report on Form 8-K, dated September 30, 2012 and filed on October 1, 2012 (File No. 001-33335)).

1.3	Officer’s Certificate of TWC, dated June 20, 2012, and form of Debt Security attached as Exhibit A thereto (incorporated herein by reference to Exhibit 1.2 of Form 8-A filed by TWC, TW NY and TWE, dated and filed on June 21, 2012 (File No. 001-33335)).

1.4	Resolution of the Offering Committee of the Company, dated May 19, 2011, and form of Debt Security attached as Exhibit A thereto (incorporated herein by reference to Exhibit 1.2 of Form 8-A filed by TWC, TW NY and TWE, dated and filed on May 20, 2011 (File No. 001-33335)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 1, 2012

TIME WARNER CABLE INTERNET HOLDINGS II LLC

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Indenture, dated April 9, 2007 among TWC, TW NY, TWE and the Trustee, as supplemented by the first supplemental indenture, dated as of April 9, 2007 (incorporated herein by reference to Exhibit 4.1 to TWC’s Current Report on Form 8-K, dated April 9, 2007 and filed on April 9, 2007 (File No. 001-33335)).

1.2	Second Supplemental Indenture, dated as of September 30, 2012 among TWC, TW NY, TWCE, the Registrant and the Trustee (incorporated herein by reference to Exhibit 4.1 to TWC’s Current Report on Form 8-K, dated September 30, 2012 and filed on October 1, 2012 (File No. 001-33335)).

1.3	Officer’s Certificate of TWC, dated June 20, 2012, and form of Debt Security attached as Exhibit A thereto (incorporated herein by reference to Exhibit 1.2 of Form 8-A filed by TWC, TW NY and TWE, dated and filed on June 21, 2012 (File No. 001-33335)).

1.4	Resolution of the Offering Committee of the Company, dated May 19, 2011, and form of Debt Security attached as Exhibit A thereto (incorporated herein by reference to Exhibit 1.2 of Form 8-A filed by TWC, TW NY and TWE, dated and filed on May 20, 2011 (File No. 001-33335)).

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